                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                     20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          MERCURY GENERAL CORPORATION
             (exact name of registrant as specified in its charter)


                    CALIFORNIA                  952211612
               (State of incorporation)      (I.R.S. Employer
                                             Identification No.)


             4484 WILSHIRE BOULEVARD              90010
             LOS ANGELES, CALIFORNIA            (Zip Code)
              (Address of principal
               executive offices)

         If this form relates to the          If this form relates to the
       registration of a class of debt     registration of a class of debt
        securities and is effective          securities and is to become
      upon filing pursuant to General     effective simultaneously with the
    Instruction A(c)(1) please check       effectiveness of a concurrent
       the following box.  [_]            registration statement under the
                                          Securities Act of 1933 pursuant
                                           to General Instruction A(c)(2)
                                        please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                   Name of each exchange on which
   to be so registered                   each class is to be registered
   -------------------                   ------------------------------

     Common Stock,                          New York Stock Exchange
     no par value

   Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class
   to be so registered
   -------------------

        None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                      ----------------------------------


Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     A description of the Common Stock meeting the requirements of this item appears under the heading "Description of Common Stock" in Registrant's Registration Statement on Form S-1, filed on November 20, 1985 (SEC File No. 33-
899), and is incorporated herein by reference.


Item 2.  Exhibits.
------------------

     In accordance with Instruction II to this Item the following exhibits have been filed with the New York Stock Exchange pursuant to the Registrant's application for listing of its Common Stock thereon.

     1.   Form of Common Stock Certificate

     2.   Amended and Restated Articles of Incorporation

     3.   Bylaws

     4.   1995 Form 10-K

     5.   Form 10-Q -- 1Q and 2Q of 1996

     6.   Definitive Proxy Statement

     7.   1995 Annual Report to Shareholders


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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.



Dated: September 26, 1996        Mercury General Corporation



                              By: /s/ Keith Parker
                                 ---------------------------------
                                    Keith Parker
                                    Chief Financial Officer

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